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                                                                   Exhibit 10.29

                        INTELLECTUAL PROPERTY ASSIGNMENT
                        --------------------------------

                  THIS ASSIGNMENT dated this 1st day of November, 1999, from GLENAYRE ELECTRONICS, INC. ("Electronics"), a Colorado corporation having a place of business at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, on behalf of itself, its parent corporation Glenayre Technologies, Inc. ("GTI"), and all of their respective subsidiaries except WMC (collectively, "Assignors") to WESTERN MULTIPLEX CORPORATION, a California corporation having a place of business at 1196 Borregas Avenue, Sunnyvale, California 94089 ("WMC").

                  WHEREAS, pursuant to the Glenayre Omnibus Intellectual Property Agreement effective December 31, 1994 ("Omnibus Agreement"), Electronics was designated as sole owner of all present and future intellectual property rights of Electronics, GTI and their wholly-owned subsidiaries;

                  WHEREAS, after GTI acquired all of the outstanding capital stock of WMC in April 1995 (the "Glenayre Acquisition"), and WMC became a wholly-owned subsidiary thereof, an addendum to the Omnibus Agreement was executed as of June 20, 1995 (the "Addendum"), whereby all intellectual property rights of WMC were assigned to Electronics, except for certain trademarks scheduled in the Addendum;

                  WHEREAS, pursuant to the Acquisition Agreement by and among GTI, GTI Acquisition Corp. ("Glenayre"), and WMC dated as of September 30, 1999 ("Acquisition Agreement"), Glenayre, a wholly-owned subsidiary of GTI that owned the shares of WMC as of such date, has agreed to sell the shares of WMC to WMC Holding Corp.; and

                  WHEREAS, now that WMC shall no longer be a subsidiary of Glenayre, Assignors wish to assign to WMC, and WMC wishes to accept the assignment of all of intellectual property rights that WMC transferred to Electronics pursuant to the Addendum, and to confirm its ownership of all intellectual property rights that have remained the property of WMC and were never transferred to Electronics;

                  NOW, THEREFORE, for good and valuable consideration (including that recited in the Acquisition Agreement), the receipt and sufficiency of which is hereby acknowledged, Assignors hereby assign, transfer and convey to WMC, its successors, assigns and nominees forever, any and all of Assignors' entire right, title and interest to and under the following:

                  1. all intellectual property rights (including without limitation, all patents, patent applications, inventions, copyrights and copyrightable works, software, mask works, databases, technology, systems, know-how, processes, formulae, designs, blueprints, models, confidential or proprietary information) that (i) WMC or its predecessor owned prior to the Glenayre Acquisition, or (ii) WMC developed independent from Assignors after the Glenayre Acquisition, to the extent that Assignors claim any ownership interest in the foregoing, either pursuant to the Addendum or otherwise;


                  2. U.S. Patent Application Serial No. 09/033,507, "Method and Apparatus for Isolating High-Frequency Signals in a Multi-Layer Printed Circuit Board" (filed March 2, 1998) and a continuing U.S. Patent Application Serial No. 09/053,045, "Method and Apparatus for
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                                                                               2


Isolating High-Frequency Signals in a Printed Circuit Board" (filed April 1,
1998), and all reissues, re-examinations, continuations, continuations-in-part, divisions, inventions, trade secrets, technology and know-how related thereto (together with 1, the "Assigned IP");

                  3. any and all other rights, priorities and privileges provided under United States, state or foreign law, or multinational law, compact, treaty, protocol, convention or organization, with respect to the foregoing, and any and all rights in, to and under any and all licenses and other agreements and documents relating to any of the Assigned IP ("Related Rights");

                  4. any and all rights to sue at law or in equity for any infringement, imitation, impairment, distortion, dilution or other unauthorized use or conduct in derogation of the Assigned IP or Related Rights occurring prior to the Closing Date (as defined in the Acquisition Agreement), including the right to receive all proceeds and damages therefrom; and

                  5. any and all rights to obtain renewals, reissues, re-examinations, continuations, continuations-in-part, divisions, extensions or other legal protections pertaining to the Assigned IP or Related Rights.

                  6. To the extent that Assignors do not claim any ownership interest in any of the Assigned IP or Related Rights, or any other intellectual property owned or used by WMC, this Assignment shall serve as an acknowledgment and confirmation by Assignors of WMC's continuing ownership of such intellectual property and a disclaimer of all current and future ownership rights therein. Without limiting the generality of the foregoing, Assignors confirm that WMC has been and remains the owner of (i) the trademarks scheduled to the Addendum as remaining with WMC; namely:

                    a. WM, WESTERN MULTIPLEX CORPORATION AND DESIGN (U.S. Reg. No. 1,317,724);

                    b.   WM AND DESIGN (U.S. Reg. No. 1,298,505); and

                    c. WESTERN MULTIPLEX, WESTERN MULTIPLEX CORPORATION, WM AND DESIGN (common law);

(ii) the trademarks WM WESTERN MULTIPLEX CORPORATION (U.S. Reg. No. 2,067,842) and WM & DESIGN (U.S. Reg. No. 2,076,271); and (iii) the Internet domain name "www.wirelessinterconnect.com" and all systems, equipment and intellectual property rights used on or in connection with, or otherwise related to the Internet web site operated in connection with such domain name, including all hardware, software, applications, site content, graphics, audiovisual displays, "look and feel," trademarks and logos (except as otherwise provided in the Acquisition Agreement), networks, connectivity, and all rights in any third-party licenses or other agreements relating to such web site.

                  7. WMC, its successors and assigns, shall hold the rights to the Assigned IP and Related Rights for and during the existence of the foregoing, as fully and as entirely as the same would have been held and enjoyed by Assignors had this Assignment not been made. Assignors
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agree that all Assigned IP and Related Rights are no longer covered or governed by, or subject to the Omnibus Agreement and/or the Addendum.

                  8. This Assignment is effective as of the Closing Date. Assignors shall, at WMC's expense but without further consideration, comply with any reasonable request by WMC to execute any additional documents and to take any further action necessary to protect, secure, vest and record good, valid and marketable title to the foregoing Assigned IP and Related Rights in WMC.

                  IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered as of the date first above written.

                                   GLENAYRE ELECTRONICS, INC.
                                   (on behalf of itself and all other Assignors)


                                   By: /s/ Eric L. Doggett
                                       ------------------------------
                                   Name: Eric L. Doggett
                                   Title:
                                   Date: November 1, 1999


                                   WESTERN MULTIPLEX CORPORATION


                                   By: /s/ Stanley Ciepielinski
                                       ------------------------------
                                   Name: Stanley Ciepielinski
                                   Title:   C.F.O.
                                   Date: November 1, 1999